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                                                                  Exhibit 23 (c)

Consent of independent public accountants

As independent public accountants, we hereby consent to the incorporation of our report dated December 11, 2000, and to all references to our firm included in this Form 10-K/A into the Company's previously filed Registration Statements on Form S-3 (File Nos. 333-20371, 333-50423, and 333-53353) and
Form S-8 (File Nos. 333-12877, 333-46386, 333-46388, 333-49149, 333-57729,
333-72307, and 333-93911)

                                        Arthur Andersen LLP

Baltimore, Maryland,
March 26, 2001